Exhibit 99.(e)(10)

Signed Copy

DEED OF AMENDMENT

to

THE GF MANAGEMENT INCENTIVE SCHEME

between

GOLD FIELDS LIMITED

and

TOKYO MOSIMA GABRIEL SEXWALE

and

GORDON RAE PARKER

TABLE OF CONTENTS

1 INTRODUCTION	1
2 AMENDMENT	2
3 OPERATION OF THE AMENDMENT	3
4 GENERAL	3

DEED OF AMENDMENT

to

THE GF MANAGEMENT INCENTIVE SCHEME
(“scheme”)

between

GOLD FIELDS LIMITED
(Registration number 1968/004880/06)
(“company”)
of the first part

and

TOKYO MOSIMA GABRIEL SEXWALE
(“Sexwale”)

and

GORDON RAE PARKER
(“Parker”)

(in their capacity as trustees of The GF Management incentive Trust)
(collectively, “the trustees”)
of the second part

1	INTRODUCTION

1.1	On 10 November 1999, the trust deed (“deed”) constituting the scheme was adopted by the company.

1.2	Clause 29 of the deed provides, inter alia, that it shall be competent for the board of directors of the company (“board”) and the trustees to amend the provisions of the scheme; provided that the sanction of the company in general meeting is required in certain instances (“special instances”).

1.3	The board and the trustees have agreed to amend the deed in the manner set out below.

1.4	It is recorded that-

1.4.1	this deed of amendment has, or will shortly, be approved by the JSE Securities Exchange; and

1.4.2	this deed of amendment does not require the sanction of the company in general meeting since none of the special instances are applicable.

2	AMENDMENT

The deed is hereby amended by -

2.1	the deletion of the words “which he would have been entitled to have taken delivery of in terms of 11.3 had he been employed two years after the date of termination of his employment as aforesaid; or” where they appear in clause 19.12.1.1 thereof and the substitution of the words “whether or not he would have been entitled to pay for and take delivery of such scheme shares in terms of 11.3 or otherwise;” therefor;

2.2	the deletion of the words “which he would have been entitled to exercise in terms of 16.1 had he been employed two years after the date of termination of employment as aforesaid;” where they appear in clause 19.12.1.2 and the substitution of the words “whether or not he would have been entitled to exercise such share options in terms of 16.1 or otherwise;” therefor;

2.3	the deletion of the words “which he would have been entitled to make payment for and take delivery of in terms of 20.2.3 had he been employed two years after the date of termination of employment as

2

aforesaid;” where they appear in clause 19.12.1.4 and the substitution of the words “whether or not he would have been entitled to make payment for and take delivery of such allocation shares in terms of 20.2.3 or otherwise;” therefor.

3	OPERATION OF THE AMENDMENT

The amendment to the deed in 2 shall apply with effect from the date on which this deed of amendment is signed by the last of its signatories.

4	GENERAL

4.1	Unless the context clearly indicates a contrary intention, words and expressions in the deed shall bear the same meanings in this deed of amendment.

4.2	Save for the amendment in 2, the provisions of the deed shall remain unaltered and in full force and effect.

4.3	If there is any conflict between the provisions of the deed and this deed of amendment the provisions of this deed of amendment shall prevail.

Signed at Johannesburg on 4 May 2001

for Gold Fields Limited

/s/

who warrants that he is duly
authorised hereto

3

Signed at Johannesburg on 4 May 2001

/s/ Tokyo Mosima Gabriel Sexwale Tokyo Mosima Gabriel Sexwale

Signed at Engelwood, Colorado on 21 May 2001

/s/ Gordon Rae Parker Gordon Rae Parker

4